FOR IMMEDIATE RELEASE

CONTACT:          Michael L. Middleton
Chairman and Chief Executive Officer
                              240-427-1030

TRI-COUNTY FINANCIAL CORPORATION
ANNOUNCES QUARTERLY CASH DIVIDEND

Waldorf, Maryland, March 8, 2013 - Tri-County Financial Corporation (OTCBB: TCFC) (the “Company”) announced today that its Board of Directors has declared a quarterly cash dividend of $0.10 per common share of common stock.  The dividend will be paid on or about April 4, 2013 to stockholders of record as of the close of business on March 18, 2013.  The Company has moved to a quarterly dividend in place of its previous annual dividend. The total annual dividend is expected to remain at $0.40 per share.

Tri-County Financial Corporation is the bank holding company for Community Bank of Tri-County, which conducts business through its main office in Waldorf, Maryland, and ten branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby and California, Maryland and King George, Virginia.

Forward-looking Statements - This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.